         WARRANTS                                                WARRANTS

         NUMBER                                                   NUMBER

                                    HAWAIIAN
                                     NATURAL
                              WATER COMPANY, INC.

                           VOID AFTER        , 2002

                       REDEEMABLE WARRANT CERTIFICATE TO
                        PURCHASE SHARES OF COMMON STOCK

                                                     CUSIP 419883 11 1


THIS CERTIFIES THAT FOR VALUE RECEIVED:





or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. One Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value per share, of Hawaiian Natural Water Company, Inc., a Hawaii corporation (the
"Company"), at any time from          , 1997 [the date of the Prospectus] and
prior to 5:00 p.m. on the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of
Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment
of $         [150% of the initial public offering price per Unit] per share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate, and each Warrant represented hereby, is issued pursuant to and is subject in all respects to the terms and conditions set forth
in the Warrant Agreement (the "Warrant Agreement"), dated           , 1997 by
and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on        ,
2002 [the 60 month anniversary of the effective date of the registration statement]. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean
5:00 p.m. (New York time) on the next day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, in whole and not in part, at a redemption
price of $.05 per Warrant, at any time commencing            , 1998 [twelve
(12) months from the date of the Prospectus] provided that (i) the average closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted, as reported by any other recognized quotation system on which the price of the Common Stock is quoted), shall have, for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth (5th) trading day prior to the date on which the Notice of Redemption (as defined below) is given, equalled or exceeded 150% of the then exercise price per share (subject to adjustment in the event of any stock splits or other similar events) and (ii) the Company has obtained the prior written consent of Joseph Stevens & Company, Inc. Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in fascimile, by two of its officers thereunto duly authorized an a fascimile of its corporate seal to be imprinted hereon.


Dated:

COUNTERSIGNED:
             CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                          as Warrant Agent


                                   CORPORATE

                                      SEAL

                      HAWAIIAN NATURAL WATER COMPANY, INC.

                                  INCORPORATED

                                 STATE OF HAWAII

                                 SEPT. 13, 1994

Attest:                                           Hawaiian Water Company, Inc.
By:                                               By:

               Secretary                                    President


By:________________________
     Authorized Officer

                      HAWAIIAN NATURAL WATER COMPANY, INC.

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrant

      The undersigned Registered Holder hereby irrevocably elects to exercise __________________Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


     PLEASE INSERT SOCIAL SECURITY
      OR OTHER IDENTIFYING NUMBER
 _____________________________________
|                                     |
|                                     |
|_____________________________________|

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (please print or type name and address)

and be delivered to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. If the exercise of this Warrant was solicited by Joseph Stevens &
   Company, Inc. Please Check the following Box                           /  /

2. The Exercise of this Warrant was Solicited by________________________  /  /

3. If the exercise of this Warrant was not solicited, please check
   the following box                                                      /  /

Dated:__________________      X_________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________
                              Address

                              __________________________________________________
                              Social Security or Taxpayer Identification Number

                              __________________________________________________
                              Signature Guaranteed

                              __________________________________________________

                                   ASSIGNMENT

      To Be Executed by the Registered Holder in Order to Assign Warrants

      FOR VALUE RECEIVED,_______________________________________________________
hereby sells, assigns and transfers unto


     PLEASE INSERT SOCIAL SECURITY
      OR OTHER IDENTIFYING NUMBER
 _____________________________________
|                                     |
|                                     |
|_____________________________________|

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (please print or type name and address)

________________________of the Warrants represented by this Warrant Certificate,

and hereby irrevocably constitutes and appoints_________________________________

________________________________________________________________________Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:__________________      X_________________________________________________
                              Signature Guaranteed

                              __________________________________________________

THIS SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.